NOTICE OF ANNUAL MEETING
                               AND PROXY STATEMENT

                            ------------------------

                          BUCKHEAD AMERICA CORPORATION
                            ------------------------


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1999

                                     [LOGO]

                            4243 DUNWOODY CLUB DRIVE
                                    SUITE 200
                             ATLANTA, GEORGIA 30350


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1999



TO THE STOCKHOLDERS OF
BUCKHEAD AMERICA CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BUCKHEAD AMERICA CORPORATION (the "Company") will be held at the Dunwoody Country Club, 1600 Dunwoody Club Drive, Dunwoody, Georgia 30350 on May 27, 1999 at 11:30 a.m., (E.D.T.), for the following purposes:

     1.   To elect seven  directors  to serve  until the next annual  meeting of
          stockholders   and  until  their   successors  are  elected  and  have
          qualified.

     2. To consider a proposal to approve the Company's 1999 Employee Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Proxy Statement dated April 29, 1999, is attached. Only record holders of the Company's $.01 par value Common Stock at the close of business on April 19, 1999, will be eligible to vote at the meeting.

     If you are not able to attend the meeting, please execute, complete, date and return the proxy in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person.

                                            By Order of the Board of Directors:
                                            [SIG CUT]


                                            ROBERT B. LEE
                                            Secretary

Date: April 29, 1999


     A copy of the Annual Report to Stockholders of Buckhead America Corporation for the year ended December 31, 1998 containing financial statements is enclosed.

                                     [LOGO]

                            4243 DUNWOODY CLUB DRIVE
                                    SUITE 200
                             ATLANTA, GEORGIA 30350

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 1999


                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Buckhead America Corporation, a Delaware corporation ("Buckhead" or the "Company") of proxies for use at the 1999 Annual Meeting of Stockholders to be held on May 27, 1999 at 11:30 a.m. (E.D.T.), at the Dunwoody Country Club, 1600 Dunwoody Club Drive, Dunwoody, Georgia 30350.

     This Proxy Statement and the accompanying form of proxy are being first mailed to Stockholders on or about April 29, 1999. The Stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Annual Meeting in accordance with the Stockholder's instructions. If a Stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

     Proxies will be solicited from the Company's Stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. The Company may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting and the Company estimates that the fee payable for such services will be less than $10,000. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

     Only holders (the "Stockholders") of record of the Company's $.01 par value Common Stock at the close of business on April 19, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had outstanding a total of 1,963,935 shares of $.01 par value Common Stock (excluding a total of 59,342 shares of treasury stock held by the Company, which are not entitled to vote). Each such share will be entitled to one vote (non-cumulative) on each matter to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

     Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Accordingly, the seven nominees receiving the highest vote totals will be elected as directors of the Company at the Annual Meeting. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of the Company's 1999 Employee Stock Option Plan. It is expected that shares beneficially held by officers and directors of the Company, which in the aggregate represent approximately 31.1% of the outstanding shares of Common Stock, will be voted in favor of each proposal. With respect to election of directors, abstentions, votes "withheld" and broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the proposal to approve the Company's 1999 Employee Stock Option Plan, abstentions will have the effect of a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR the election of each of the nominees named below for election as director and FOR the proposal to approve the Company's 1999 Employee Stock Option Plan.

ELECTION OF DIRECTORS

     The proxy holders intend to vote FOR election of the nominees named below as directors of the Company, unless otherwise specified in the proxy. Directors of the Company elected at the Annual Meeting to be held on May 27, 1999 will hold office until the next Annual Meeting or until their successors are elected and qualified.

     Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

     The name and age of each nominee, his principal occupation, and the period during which such person has served as a director are set forth below:

NAME OF NOMINEE       AGE    SERVICE AS
                             DIRECTOR     POSITION

Douglas C. Collins    46     Since 1995   Chairman of the Board of Directors,
                                           President, Chief, Executive Officer,
                                           and Treasurer
Robert B. Lee         44     Since 1997   Senior Vice President, Chief Financial
                                           Officer, Secretary and Director
Ronald L. Devine      55     Since 1999   President - The Lodge Keeper Group and
                                           Director
William K. Stern      72     Since 1992   Director
Steven A. Van Dyke    40     Since 1997   Director
David C. Glickman     36     Since 1999   Director
David B. Mumford      40     Since 1999   Director

     Douglas C. Collins. Mr. Collins became President and Chief Executive Officer of the Company in December 1992 and became Chairman in March, 1999. Prior to joining the Company, Mr. Collins served as President of Days Inns from February 1992 through September 1992 and Director of Days Inns from September 1992 through November 1992. Mr. Collins served as Senior Vice President and Chief Financial Officer of Days Inns from August 1990 through February 1992, after serving as President of Imperial Hotels Corporation, a hotel chain owner and operator, from April 1988 until May 1990. Mr. Collins joined Imperial Hotels Corporation in August, 1980, serving as Vice President of Finance and Development from June 1984 to April 1988.

     Robert B. Lee. Mr. Lee became Secretary of the Company in December 1992, became Vice President and Chief Financial Officer in July 1993, and became a director in 1997. Mr. Lee was named Senior Vice President of Buckhead in May 1996. Prior to joining the Company, Mr. Lee served as the Corporate Controller of Days Inns from October 1990 until December 1992. He functioned in numerous capacities up to senior manager in the accounting and audit practice of KPMG Peat Marwick LLP from December 1979 to October 1990.

     Ronald L. Devine. Mr. Devine was the President and Chief Executive Officer of The Lodge Keeper Group, Inc. ("Lodge Keeper") prior to its acquisition by the Company and served in that capacity for more than the last five years. Mr. Devine continues to serve as President of Lodge Keeper and is an executive officer of the Company. Mr. Devine became a director of the Company in March 1999.

     William K. Stern. Mr. Stern, a director of the Company, has over forty years of experience in the hospitality industry. He had served as Vice President of Loews Hotels since 1969 and as President of Loews Representation International, Inc. ("LRI"), a separate division of Loews Hotels, since 1972. In 1987, Mr. Stern established "The Grande Collection of Hotels," a deluxe division of LRI. Mr. Stern also served as the Chief Executive Officer of the Grande Collection division. Mr. Stern has been the owner of Stern Services International, a hotel consulting company, since 1992.

     Steven A. Van Dyke. Mr. Van Dyke, a director of the Company is the President and Chief Executive Officer of Bay Harbour Management, L.C. ("Bay Harbour") and has served in that capacity for more than the last five years. Bay Harbour is an investment advisor and manages multimillion dollar private equity and debt funds.

     David C. Glickman. Mr. Glickman became a director of the Company in March 1999. In April 1999, Mr. Glickman became Acquisition Director with the LCP Group, an investment firm. Prior to April 1999, he was an Associate Director with Bear Stearns & Co., Inc., an investment banking firm, and had served in that capacity for more than the last five years.

     David B. Mumford. Mr. Mumford became a director of the Company in March 1999. He is the president of Mumford Company, Inc., a national leader in the brokerage of hotel real estate, and has served in that capacity for more than the last five years.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETINGS OF THE BOARD OF DIRECTORS--During 1998 there were six meetings of the Board of Directors. Each incumbent director attended at least 75% of all meetings of the Board of Directors.

DIRECTOR COMPENSATION--The Company pays directors who are not full-time employees of the Company an annual fee of $12,000 for service on the Board of Directors and a fee of $750 for each Board meeting attended. Directors are entitled to reimbursement of their traveling costs and other out-of-pocket expenses incurred in attending Board and Committee meetings.

Robert M. Miller, the former Chairman of the Board of Directors of the Company, received annual fees of $87,000 and $750 per attendance at board of directors meetings during 1998 and 1997. Mr. Miller resigned as a director of the Company in March 1999. Mr. Miller received total compensation in 1999 of $78,750.


All non-employee directors serve on all standing committees (such as audit, nominations, and compensation). Functions normally addressed by such committees are conducted at regularly scheduled and special meetings of the entire Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer, and the other executive officers whose salary and bonus for 1998 exceeded $100,000 ("Named Executive Officers") for the years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE
       -------------------------------------------------------------------------------------------------------------
                                                                          LONG TERM
                                                                          COMPENSATION
                                                                          AWARDS
                                                                          SECURITIES
                                                                          UNDERLYING
NAME AND PRINCIPAL             YEAR ENDED         ANNUAL                  OPTIONS/                ALL OTHER
POSITION                       DECEMBER 31,       COMPENSATION            SARS (#)                COMPENSATION($)
--------------------------     ----------------   ---------------------   ------------------      -----------------
                                                   SALARY($)   BONUS($)

Douglas C. Collins             1998               $   250,000  110,470            18,000 (c)      $      14,000 (d)
 Chief Executive               1997                   235,000   94,005            16,000                  1,500
 Officer                       1996                   235,000   72,000             7,000                  4,750

Robert B. Lee                  1998                   115,500   25,457            12,000 (c)              9,000 (e)
 Chief Financial               1997                   105,000   31,502             9,000                  1,449
 Officer                       1996                    98,600   22,292             4,000                  3,022

Gregory C. Plank               1998                   150,000   48,062             9,000 (c)              6,500 (f)
 President -                   1997                   135,000   40,502             6,000                      -
 Franchising                   1996 (a)                81,000   24,111            15,000                 35,312

Ronald L. Devine               1998                   111,481   24,572             9,000 (c)              5,000 (g)
 President - Lodge             1997 (b)                70,240   21,005             9,000                      -
 Keeper
--------------------

(a)  Mr. Plank's employment with the Company began on May 20, 1996.

(b)  Mr. Devine's employment with the Company began on May 8, 1997.

(c)  See "Option Grants Table."

(d) Employer's portion of 401(k) contribution ($4,000) and non-qualified deferred compensation plan ($10,000).

(e) Employer's portion of 401(k) contribution ($4,000) and non-qualified deferred compensation plan ($5,000).

(f) Employer's portion of 401(k) contribution ($4,000) and non-qualified deferred compensation plan ($2,500).

(g)  Employer's portion of non-qualified deferred compensation plan.

OPTION GRANTS TABLE

     The following table sets forth the number of shares of Common Stock underlying options granted to the named executive officers during the year ended December 31,1998. No stock appreciation rights were granted.

                              OPTION GRANTS IN 1998
                                INDIVIDUAL GRANTS

                                INDIVIDUAL GRANTS
                                 -----------------------------------------------------------------------------------------
NAME                    NUMBER OF            % OF TOTAL                EXERCISE         EXPIRATION DATE (2)
                        SECURITIES           OPTIONS GRANTED           PRICE
                        UNDERLYING           TO EMPLOYEES IN           ($/SHARE)(1)
                        OPTIONS              FISCAL YEAR
                        GRANTED(#)
---------------------   ------------------   -------------------       ------------     ------------------------

Douglas C. Collins      6,000                8.3%                      $       7.37     May 28, 2008
                        6,000                8.3%                      $       7.37     May 28, 2009
                        6,000                8.3%                      $       7.37     May 28, 2010

Robert B. Lee           4,000                5.6%                      $       7.37     May 28, 2008
                        4,000                5.6%                      $       7.37     May 28, 2009
                        4,000                5.6%                      $       7.37     May 28, 2010

Gregory C. Plank        3,000                4.2%                      $       7.37     May 28, 2008
                        3,000                4.2%                      $       7.37     May 28, 2009
                        3,000                4.2%                      $       7.37     May 28, 2010

Ronald L. Devine        3,000                4.2%                      $       7.37     May 28, 2008
                        3,000                4.2%                      $       7.37     May 28, 2009
                        3,000                4.2%                      $       7.37     May 28, 2010



(1)  The exercise price was fixed as the market price at the date of grant.

(2) The options vest and become exercisable in three equal, annual installments of 33-1/3% each on (i) the grant date, (ii) the first anniversary of the grant date, and (iii) the second anniversary of the grant date, and have a term expiring ten years from the date of grant.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth the number and year-end value of unexercised options granted to the Named Executive Officers as of December 31, 1998 No options were exercised by the Named Executive Officers during 1998

                           1998 YEAR-END OPTION VALUES

                       NUMBER OF SHARES OF         VALUE OF UNEXERCISED
                       COMMON STOCK UNDERLYING     IN-THE-MONEY OPTIONS AT YEAR-
                       UNEXERCISED OPTIONS AT      END ($)(1)
                       YEAR-END (#)
                       --------------------------  -----------------------------

NAME                   EXERCISABLE/UNEXERCISABLE
                                                   EXERCISABLE/UNEXERCISABLE
--------------------   --------------------------  -----------------------------

Douglas C. Collins              53,666/17,334              $          39,300/0
Robert B. Lee                   24,000/11,000                         13,100/0
Gregory C. Plank                 22,000/8,000                              0/0
Ronald L. Devine                  9,000/9,000                              0/0





(1) Calculated based on the $4.75 closing sale price on The Nasdaq Stock Market of the underlying securities on December 31, 1998.

                              EMPLOYMENT AGREEMENTS

     Douglas C. Collins. The Company has entered into an employment contract with Mr. Collins for a term which expires in July 2002. If the contract is terminated by the Company (1) prior to the end of its term, (2) other than for cause, and (3) within twelve months following a change-in-control (generally, acquisition of control of over 50% of the Common Stock or a change in a majority of the board of directors), Mr. Collins shall be entitled to the greater of (x) his annual salary (as defined) payable through the end of his employment term and (y) one-half of his annual salary (as defined) for the rest of the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Collins would be entitled to a payment of $1,382,382.

     If Mr. Collins terminates his contract (1) between 90 and 120 days following a change-in-control or (2) within 30 days following any demotion, diminution of responsibility or pay or forced relocation occurring within twelve months of a change-in-control, he shall be entitled to the lesser of (x) his annual salary (as defined) through the end of his employment term, and (y) one-half of his annual salary (as defined) for the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Collins would be entitled to a payment of $192,890.

     If Mr. Collins' employment is otherwise terminated without cause before the expiration of his employment term, the Company must pay him an amount equal to his annual salary (as defined) for the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Collins would be entitled to a payment of $385,781.

     Robert B. Lee. The Company has entered into an employment contract with Mr. Lee for a term which expires in July 2002. If the contract is terminated by the Company (1) prior to the end of its term, (2) other than for cause, and (3) within twelve months following a change-in-control (as defined above), Mr. Lee shall be entitled to the greater of (x) his annual salary (as defined) payable through the end of his employment term and (y) one-half of his annual salary (as defined) for the rest of the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Lee would be entitled to a payment of $577,339.

     If Mr. Lee terminates his contract (1) between 90 and 120 days following a change-in-control or (2) within 30 days following any demotion, diminution of responsibility or pay or forced relocation occurring within twelve months of a change-in-control, he shall be entitled to the lesser of (x) his annual salary (as defined) through the end of his employment term, and (y) one-half of his annual salary (as defined) for the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Lee would be entitled to a payment of $80,559.

     If Mr. Lee's employment is otherwise terminated without cause before the expiration of his employment term, the Company must pay him an amount equal to his annual salary (as defined) for the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Lee would be entitled to a payment of $116,118.

     Gregory C. Plank. The Company has entered into an employment contract with Mr. Plank for a term which expires in May 2000. If the contract is terminated by the Company (1) prior to the end of its term, (2) other than for cause, and (3) within twelve months following a change-in-control (as defined above), Mr. Plank shall be entitled to the greater of (x) his annual base salary payable through the end of his employment term and (y) one-half of his base salary for the rest of the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Plank would be entitled to a payment of $212,500.

     If Mr. Plank terminates his contract (1) between 90 and 120 days following a change-in-control or (2) within 30 days following any demotion, diminution of responsibility or pay or forced relocation occurring within twelve months of a change-in-control, he shall be entitled to the lesser of (x) his annual base salary through the end of his employment term, and (y) one-half of his base salary for the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Plank would be entitled to a payment of $75,000.

     If Mr. Plank's employment is otherwise terminated without cause before the expiration of his employment term, the Company must pay him an amount equal to his annual base salary for the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Plank would be entitled to a payment of $150,000.

     Ronald L. Devine. The Company has entered into an employment contract with Mr. Devine for a term which expires in May 2000. If the contract is terminated by the Company (1) prior to the end of its term, (2) other than for cause, and
(3) within twelve months following a change-in-control (as defined above), Mr. Devine shall be entitled to the greater of (x) his annual base salary payable through the end of his employment term and (y) one-half of his base salary for the rest of the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Devine would be entitled to a payment of $153,333.

     If Mr. Devine terminates his contract (1) between 90 and 120 days following a change-in-control or (2) within 30 days following any demotion, diminution of responsibility or pay or forced relocation occurring within twelve months of a change-in-control, he shall be entitled to the lesser of (x) his annual base salary through the end of his employment term, and (y) one-half of his base salary for the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Devine would be entitled to a payment of $57,500.

     If Mr. Devine's employment is otherwise terminated without cause before the expiration of his employment term, the Company must pay him an amount equal to his annual base salary for the year in which such termination occurs. If such event occurred as of January 1, 1999, Mr. Devine would be entitled to a payment of $115,000.

BENEFIT PLANS

1995 Employee Stock Option Plan

     The Company's 1995 Employee Stock Option Plan (the "1995 Plan") provides for the grant of options to acquire a maximum of 170,000 shares of Common Stock. As of March 31, 1999, options for 55,333 shares had been exercised under the 1995 Plan, options for 113,000 shares were outstanding, and 1,667 shares remained available for issuance under the 1995 Plan. Unless sooner terminated by the Board, the 1995 Plan terminates on April 17, 2005.

1997 Employee Stock Option Plan

     The Company's 1997 Employee Stock Option Plan (the "1997 Plan") provides for the grant of options to acquire a maximum of 80,000 shares of Common Stock. As of March 31, 1999, options for 0 shares had been exercised under the 1997 Plan, options for 73,000 shares were outstanding, and 7,000 shares remained available for issuance under the 1997 Plan. Unless sooner terminated by the Board, the 1997 Plan terminates on April 29, 2007.

1998 Employee Stock Option Plan

     The Company's 1998 Employee Stock Option Plan (the "1998 Plan") provides for the grant of options to acquire a maximum of 90,000 shares of Common Stock. As of March 31, 1999, options for 0 shares had been exercised under the 1998 Plan, options for 90,000 shares were outstanding, and 0 shares remained available for issuance under the 1998 Plan. Unless sooner terminated by the Board, the 1997 Plan terminates on March 31, 2008.

1999 Employee Stock Option Plan

     The Board of Directors has recommended that the stockholders approve the Company's 1999 Employee Stock Option Plan. See "Proposal to Approve the Buckhead America Corporation 1999 Employee Stock Option Plan" below.

CERTAIN TRANSACTIONS

     On December 22, 1997, the Company issued $5,000,000 of Convertible Debentures to investment funds managed by Tower Investment Group, Inc., now known as Bay Harbour Management, L.C. ("Bay Harbour"). Bay Harbour manages investment funds which, at that time, owned 262,000 (13.8%) of the outstanding common shares of the Company. Bay Harbour presently owns 449,147 (23.1%) of the outstanding common shares of the Company. Mr. Van Dyke, a director of the Company is the Chief Executive Officer of Bay Harbour.

     The related debenture notes bear interest at 8% payable quarterly in arrears, and are due December 22, 2002. The debentures are convertible into common shares of the Company at any time at $9.00 per share. If all such debentures were converted, an additional 555,555 shares of Common Stock would be issued.

     In connection with the Lodge Keeper acquisition, the Company assumed a lease for office space in Prospect, Ohio. The lease requires annual rent payments of approximately $50,000 through 2001. Members of the immediate family of Mr. Devine, an executive officer and director of the Company, own 50% of the lessor.

     Also in connection with the Lodge Keeper acquisition, Mr. Devine executed a $250,000 note payable to the Company for certain inventory and equipment which did not relate to Lodge Keeper's primary business. The note bears interest at 10% and is due in monthly installments of $5,312 until June 2002.

     During 1998, Mumford Company, Inc. earned aggregate brokerage commissions of $142,313 relating to the Company's sale of seven leasehold interests in hotel properties. Mr. Mumford, a director of the Company, is the President of Mumford Company, Inc. Mr. Mumford was not a director of the Company at the time the sale transactions occurred.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based  solely on its review of copies of forms  received  by it pursuant to
Section 16(a) of the Exchange Act, or written representations from certain reporting persons, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with except that those filings described below were filed late:

Reporting Person                 Type and (#) of Reports     Number of
                                 Not Timely Filed in 1998    Transactions
-------------------------------- --------------------------- -------------------

Steven A. Van Dyke and           Form 4 (6)                  19
 Additional Reporting Persons:
 Douglas P. Teitelbaum
 Tower Investment Group, Inc.
 Bay Harbour Management, L.C.



                        PROPOSAL TO APPROVE THE COMPANY'S
                         1999 EMPLOYEE STOCK OPTION PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     On March 29, 1999, the Board adopted, subject to stockholder approval, the 1999 Employee Stock Option Plan (the "1999 Plan"). The 1999 Plan authorizes the issuance of options covering up to 90,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock). The 1998 Plan will be utilized to attract, retain and motivate key employees and advisors of the Company and to align key employee and stockholder interests.

     Options may be granted under the 1999 Plan to those employees, officers or directors of, and consultants and advisors to, the Company, who, in the opinion of the Board of Directors (the "Board"), are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. The Company estimates that, as of the date of this Proxy Statement, approximately 15 employees (including officers), four non-officer directors and no more than one consultant and advisor of the Company will be eligible to participate in the 1999 Plan. The following discussion contains a summary of the 1999 Plan.

Shares Reserved for the Plan

     The Company's 1999 Plan provides for the grant of options to acquire a maximum of 90,000 shares of Common Stock, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock. Any such adjustment will be made by the Board in its discretion. Shares issued under the 1999 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market.

     The 1999 Plan permits the grant of options intended to be incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO's"), and options which are not ISOs ("NSOs"). The Board determines the terms and conditions of options granted under the 1999 Plan, including exercise prices and whether or not an option is a NSO or an ISO. ISO's, however, may only be granted to persons who are employees.

Purpose of Plan

     The Company desires to attract and retain persons of skill and experience and to encourage their highest levels of performance on behalf of the Company and its subsidiaries. The 1999 Plan accordingly affords eligible persons the opportunity to acquire stock rights in the Company. As of March 31,1999, only a limited number of additional shares were available for grant under the Company's 1995 Plan (1,667 shares), the 1997 Plan (7,000 shares) and the 1998 Plan (0 shares). The 1999 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Duration of Plan

     Stock options may be granted pursuant to the 1999 Plan from time to time prior to the earliest of (1) March 31, 2009; (2) the date on which all Shares have been issued under the 1999 Plan; or (3) such date as the Board of Directors shall determine in its sole discretion.

Administration of the Plan

     The 1999 Plan is administered by the Board. Subject to the terms of the 1999 Plan, in administering the 1999 Plan and the stock options granted under the 1999 Plan, the Board shall have the authority to (1) determine the employees of the Company and its subsidiaries to whom ISOs may be granted and to determine the directors, officers and employees of the Company and its subsidiaries, and the consultants and advisors, to whom NSOs may be granted; (2) determine the time or times at which options may be granted; (3) determine the option price for shares subject to each option; (4) determine whether each option granted shall be an ISO or a NSO; (5) determine the time or times when each option shall become exercisable and the duration of the exercise period; (6) determine whether restrictions are to be imposed on shares subject to options and the nature of such restrictions; and (7) interpret the 1998 Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with the 1999 Plan.

     No members of the Board of Directors shall be liable for any action or determination made in good faith with respect to the 1999 Plan or any option. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given under the 1999 Plan, except those resulting from such member's own gross negligence or willful misconduct. In addition to such other rights of indemnification as he may have as a member of the Board, each member of the Board shall be entitled to indemnification by the Company with respect to administration of the 1999 Plan and the granting of stock options under it.

Amendment of the Plan

     The 1999 Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval: (a) materially increasing the number of shares that may be issued under the 1999 Plan (except by certain adjustments under the 1999 Plan); (b) materially modifying the requirements as to eligibility for participation in the 1999 Plan; and (c) materially increasing the benefits accruing to participants under the 1999 Plan. Stock options may not be granted under the 1999 Plan after the date of termination of the 1999 Plan, but options granted prior to that date shall continue to be exercisable according to their terms.

Eligibility for Participation

     Each person who is serving as an officer, director, or employee of the Company or any of its subsidiaries is eligible to participate in the 1999 Plan. Furthermore, certain consultants and advisors who are natural persons that have provided bona fide services to the Company may also be eligible to participate in the 1999 Plan.

     Nothing contained in the 1999 Plan or in any stock option agreement may confer upon any person any right to continue as director, officer or employee of the Company or its subsidiaries or as a consultant or advisor, or limit in any way any right of stockholders or of the Board, as applicable, to remove such person.

New Plan Benefits

     It is not possible to determine how many eligible employees will actually participate in the 1999 Plan in the future, and the Board has currently made no decisions with respect to stock option grants thereunder. Therefore, it is not possible to determine the dollar value or number of shares of Common Stock that will be distributed under the 1999 Plan in the future or the identities of the recipients of those grants.

Grant of Stock Options

     The Board may grant stock options to eligible persons in such amounts and on such terms not inconsistent with the 1999 Plan as it may deem appropriate up to the number of shares remaining subject to the 1999 Plan. The date upon which a stock option is approved by the Board shall be the "Grant Date."

     The Company and each eligible person shall execute an agreement providing for the grant of stock options in accordance with the pertinent provisions of the 1999 Plan. No consideration shall be paid in connection with any such grant unless the sale of shares is made simultaneously with the grant.

Option Exercise Price

     The exercise price per share for the shares subject to NSOs shall be at whatever price is approved by the Board, but not less than 90% of the fair market value per share of the Common Stock on the Grant Date. The exercise price per share for the shares subject to ISOs shall be not less than the fair market value per share of Common Stock on the Grant Date, except that in the case of an ISO to be granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price per share shall be not less than 110% of the fair market value per share of Common Stock on the Grant Date. The "fair market value" shall be the highest closing price on the Nasdaq National Market on the last business day for which the price or quotes are available prior to the Grant Date.

Vesting of Options

     Unless otherwise provided by the Board, options granted under the 1999 Plan will generally vest at the rate of 33 1/3% per annum over a two-year period, with 33 1/3% vesting on the grant date, 33 1/3% on the first anniversary thereof and the remaining 33 1/3% on the second anniversary thereof, so that all options are vested after two years.

Adjustments to Exercise Price and Number of Shares

     Except as set forth above, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other changes in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding options granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

     In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Non-Acquiring Transaction") while unexercised options are outstanding under the Plan, after the effective date of a Non-Acquiring Transaction each holder of an outstanding option shall be entitled, upon exercise of such option, to receive such stock or other securities as the holders of the same class of stock as those shares subject to the option shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution. However, in the discretion of the Board of Directors, any limitations on exercisability of options may be waived so that all options, from and after a date prior to the effective date of such Non-Acquiring Transaction shall be exercisable in full. Furthermore, in the discretion of the Board, the right to exercise may be given to each holder of an option during a 30-day period preceding the effective date of such Non-Acquiring Transaction. Any outstanding options not exercised within such 30-day period may be canceled by the Board as of the effective date of any such Non-Acquiring Transaction. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

     Except as specifically described above, optionees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of stock of another corporation, and no issue by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option. The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or to transfer all or any part of its business or assets.

Duration and Termination of Options

     Each option expires on the date  specified by the Board,  but not more than
(i) ten years from the Grant Date in the case of NSOs, (ii) ten years from the Grant Date in the case of ISOs generally, and (iii) five years from the Grant Date in the case of ISOs granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company. If approved by the Board, after request by the grantee, an ISO may be converted into an NSO and the term of such option may be extended.

     In general, if an optionee's employment terminates by reason of death, the stock option held by such optionee may thereafter be exercised to the extent such option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or the legatee of the optionee under the will of the optionee, for a period of one (1) year from date of such optionee's death or until the expiration of the stock option, whichever period is shorter. In the event of the termination of optionee's employment by reason of his disability, the stock option may generally be exercised, to the extent it was exercisable at the time of his termination or on such accelerated basis as the Board shall determine at or after grant, for a period of three (3) years from the date of such termination or until the expiration of the stated term of the stock option, whichever period is shorter. In any event, if the stock option is designated as an ISO, and is exercised more than one (1) year after termination of employment due to disability, the stock option shall be treated as a NSO. In the event an employee's employment is terminated due to normal or early retirement, the option  may  generally  be  exercised  by the  optionee,  to the  extent  it was exercisable at the time of such normal or early retirement or on such accelerated basis as the Board shall determine at or after grant, for a period of three (3) years from the date of such termination or until the expiration of the stated term of the stock option, whichever period is shorter. In such event, if the stock option was designated as an ISO and is exercised more than three
(3) months after such termination of employment due to normal or early retirement, the stock option shall be treated as a NSO. In the event that employment is terminated due to voluntary resignation of employment by the optionee, the stock option shall thereupon terminate. In the event of involuntary termination of the optionee's employment by the Company or any Subsidiary without "cause", the stock option may be exercised, to the extent otherwise then exercisable, for the lesser of three (3) months or the balance of such stock option's term. In the event the optionee's employment with the Company is terminated for any other reason, including termination of the optionee's employment for "cause," the stock option shall thereupon terminate. For purposes of the 1999 Plan, "cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony or participant's willful misconduct or dishonesty, or other unauthorized activity, any of which, in the good faith opinion of the Board, is directly and materially harmful to the business or reputation of the Company or any Subsidiary.

     All options must be exercised prior to expiration and any options not vested at the time of expiration may not be exercised.

Means of Exercise of Options

     Options are exercised by giving written notice to the Company at its principal office address, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) if permitted at or after grant, the delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the option, or a combination of (a) or (b).

Non-transferability of Options

     No option is transferable except by will or by the laws of descent and distribution, and all options are exercisable, during the lifetime of the optionee, only by the optionee or the optionee's guardian or legal representative. Shares subject to options granted under the 1999 Plan that have lapsed or terminated may again be subject to options granted under such 1999 Plan.

Tax Treatment

     The following discussion addresses certain anticipated federal income tax consequences to recipients of options granted under the 1999 Plan. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), and interpretations thereof as in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     Generally, an optionee to whom a NSO is granted will not recognize income as a result of the grant of the option. However, upon exercise of the NSO, the optionee will generally recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock received pursuant to exercise of the option (the "Shares") over the exercise price. Such taxation upon the exercise of the option will be deferred (i) if the shares are subject to restrictions imposed by the Board which could result in a substantial risk of their forfeiture or (ii) if the optionee is subject to the "short-swing profit" forfeiture provisions of Section 16(b) of the Exchange Act ("Section 16(b) Liability"), unless in either event, the optionee makes an election pursuant to
Section 83(b) of the Code (an "83(b) Election"), within 30 days of receipt of the Shares, to be taxed on the date of receipt of the Shares. If no 83(b) Election is made, the optionee will recognize ordinary compensation income at the time the shares are no longer subject to such restrictions or the optionee is no longer subject to Section 16(b) Liability as a result of the transfer of the Shares, in an amount equal to the excess of the value of the Shares at such time over the amount paid for them.

     Provided it complies with any applicable income tax reporting requirements, the Company normally will be entitled to a deduction for federal income tax purposes at the time that the optionee recognizes compensation income due to the exercise of the option. The amount of the deduction is equal to the amount of compensation income recognized by the optionee due to the exercise of the option.

     An optionee to whom an ISO which qualifies under Section 422 of the Code is granted generally will not recognize compensation income at the time of grant of the ISO or at the time of its exercise. However, the excess of the fair market value of the Shares of stock subject to the option (the "Incentive Shares") over the exercise price of the option at the time of its exercise is an adjustment to taxable income in determining an optionee's alternative minimum taxable income and ultimately his alternative minimum tax (AMT). As a result, this adjustment could cause the optionee to be subject to AMT or increase his existing AMT liability.

     If an optionee who has exercised an ISO does not sell the Incentive Shares until more than one year after exercise and more than two years after the date of the grant, such optionee will normally recognize long-term capital gain or loss equal to the difference, if any, between the selling price of the Incentive Shares and the exercise price. If the optionee sells the Incentive Shares before the time periods expire (a "disqualifying disposition") he or she will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of the Incentive Shares on the date of exercise and the exercise price of the option, or (ii) the difference, if any between the selling price for the Incentive Shares and the exercise price of the option. Any other gain or loss on such sale will normally be capital gain or loss.

     Unless there is a disqualifying disposition of the Incentive Shares, the Company does not receive a deduction for federal income tax purposes with respect to the Incentive Shares. Upon a disqualifying disposition and provided the Company complies with any applicable reporting requirements, the Company normally will be entitled to a deduction for federal income tax purposes at the time that the optionee recognizes compensation income due to the exercise of the option. The amount of the deduction is equal to the amount of compensation income recognized by the optionee due to the exercise of the option.


                 OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS
                         AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999 by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) the Named Executive Officers who beneficially own shares of the Company's Common Stock; (iii) each director and nominee for director of the Company; and (iv) all of the Company's executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to all the shares of Common Stock indicated.


                                                   BENEFICIAL OWNERSHIP
BENEFICIAL OWNER                                   AS OF MARCH 31, 1999
-----------------------------------------------    -----------------------------
                                                   SHARES -          PERCENTAGE+
                                                   ---------         -----------
Bay Harbour Management L.C.(1)                     1,054,702                41.9
Hotel-Motel Management Corporation(2)                182,750                 9.3
Heartland Advisors, Inc.(3)                          184,600                 9.4
Leon M. & Marsha C. Wagner(4)                        124,181                 6.3
NY Motel Enterprises(5)                              112,821                 5.7
Douglas C. Collins(6)                                 78,774                 3.9
Robert B. Lee(7)                                      41,808                 2.1
Ronald L. Devine (8)                                  77,452                 3.9
Gregory C. Plank(9)                                   27,000                 1.4
William K. Stern(10)                                  43,666                 2.2
Steven A. Van Dyke(1)                              1,071,399                42.4
All officers, directors and nominees for
 directors as a group (8 persons)(11)              1,333,591                49.6


+ Where a stockholder owns options or other rights to acquire Common Stock, and such rights are exercisable within sixty days after March 31, 1999, such rights are deemed to be exercised for purposes of computing that stockholder's percentage ownership.

*    Represents beneficial ownership of less than 1%.

(1) The shares beneficially owned include 499,147 shares held of record by Trophy Hunter Investments, Ltd. ("Trophy"). Through contracts and arrangements, voting and disposition power over these shares is held by Bay Harbour Management L.C. ("Bay Harbour"), a registered investment advisor under the Investment Advisors Act of 1940. Also includes an aggregate of 555,555 shares which may be acquired upon conversion of a convertible debenture held by investment funds managed by Bay Harbour. Mr. Steven A. Van Dyke is the majority stockholder, President and Chief Executive Officer of Bay Harbour, and beneficially owns the sole general partner of Trophy, and may therefore be deemed to be the beneficial owner of the shares held by Bay Harbour. Mr. Van Dyke directly owns 8,031 shares and has the right to acquire an additional 8,666 shares within the next 60 days pursuant to option agreements. The address of Bay Harbour Management L.C., is Suite 270, 777 South Harbour Island Boulevard, Tampa, FL 33602.

(2) The address of Hotel-Motel Management Corporation is 3485 N. Desert Drive, Suite 106, Building 2, East Point, GA 30344.

(3) Includes shares of common stock held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class. The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, WI 53202.

(4) Mr. Wagner holds 111,036 shares directly and Ms. Wagner, his spouse, holds 13,145 shares directly. The address of the Wagners is 1325 Avenue of the Americas, 22nd Floor, New York, NY 10019.

(5) The address of NY Motel Enterprises is 440 West 57th Street, New York, NY 10019.

(6) Includes 6,508 shares beneficially held by DC Hospitality, Inc., which is 85% owned by Mr. Collins and 15% owned by Mr. Lee and 59,666 shares subject to options which are currently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(7) Includes 6,508 shares beneficially held by DC Hospitality, Inc., which is 15% owned by Mr. Lee and 85% owned by Mr. Collins and 28,000 shares subject to options which are either currently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(8) Includes options to purchase 12,000 shares which are exercisable within 60 days of the date of this Proxy Statement.

(9) Includes options to purchase 25,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(10) Includes options to purchase 33,666 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(11) Includes options to purchase 166,998 shares which are currently exercisable or which become exercisable within 60 days of the date of this Proxy Statement. Does not include 38,002 shares subject to outstanding options which options are not currently exercisable and will not become exercisable within 60 days of the date of this Proxy Statement. Also includes shares beneficially owned by Bay Harbor (See Note (1)) and DC Hospitality, Inc. (See Note (6)).


INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG LLP has been the independent certified public accountants of the Company since March 1993. Approval or selection of the independent certified public accountants of the Company is not submitted for a vote at the Annual Meeting of Stockholders. The Board of Directors of the Company has historically selected the independent certified public accountants of the Company, and the Board believes that it would be to the detriment of the Company and its Stockholders for there to be any impediment (such as selection or ratification by the Stockholders) to its exercising its judgment to remove the Company's independent certified public accountants if, in its opinion, such removal is in the best interest of the Company and its Stockholders.

     It is anticipated that a representative from the accounting firm of KPMG LLP will be present at the Annual Meeting of Stockholders to answer appropriate questions and make a statement if the representative desires to do so.

STOCKHOLDER PROPOSALS

     Appropriate proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company by January 4, 2000 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all shareholder proposals submitted outside of the shareholder proposal rules included in Rule 14a-8 promulgated under the Exchange Act must be received by the Company by March 8, 2000, in order to be considered timely. If such shareholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such shareholder proposals which may come before the 2000 Annual Meeting. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this Proxy Statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at regional offices of the Commission at the Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be inspected and copied at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006-1500, on which the Company's Common Stock is listed. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED.

                                             By Order of the Board of Directors


                                             [Sig Cut]


                                             ROBERT B. LEE
                                             Secretary

Dated:  April 29, 1999

                                                                      4913-PS-99

                                    ANNEX 1

                          BUCKHEAD AMERICA CORPORATION
                         1999 EMPLOYEE STOCK OPTION PLAN


                                                                 effective as of
                                                                    May 27, 1999

                          BUCKHEAD AMERICA CORPORATION
                         1999 EMPLOYEE STOCK OPTION PLAN

SECTION 1.  PURPOSE; DEFINITIONS.

         The purpose of the Buckhead America Corporation 1999 Employee Stock Option Plan (the "Plan") is to enable Buckhead America Corporation (the "Company") to attract, retain and reward directors, employees, and key advisors to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company's shareholders, by offering them performance-based stock incentives in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

          a. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or more than 50% of the ownership interests in such entity.

          b. "Board" means the Board of Directors of the Company.

          c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          d.  "Company"  means  Buckhead  America  Corporation,   a  corporation
     organized under the laws of the State of Delaware, or any successor corporation.

          e. "Disability" means disability as determined under procedures established by the Board for purposes of this Plan and shall in all events be consistent with the definition of disability provided in Section 422 of the Code (or any successor provision). (Section 422 of the Code sets forth the requirements for a stock option to qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended, see "Incentive Stock Option" below.)

          f. "Early Retirement" means retirement, with the express written consent for purposes of this Plan of the Company, at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

          g. "Fair Market Value" means, as of any given date, unless otherwise determined by the Board in good faith:

               (i) if the Stock is listed on an established stock exchange or exchanges, or traded on the NASDAQ National Market System ("NASDAQ/NMS") the highest closing price of the Stock as listed thereon on the applicable day, or if no sale of Stock has been made on any exchange or on NASDAQ/NMS on that date, on the next preceding day on which there was a sale of Stock;

               (ii) if the Stock is not listed on an established stock exchange or NASDAQ/NMS but is instead traded over-the-counter, the mean of the dealer "bid" and "ask" prices of the Stock in the over-the-counter market on the applicable day, as reported by the National Association of Securities Dealers, Inc.;

               (iii) if the Stock is not listed on any exchange or traded over-the-counter, the value determined in good faith by the Board.

          h. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code (or any successor provision).

          i. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          j. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

          k. "Outstanding Stock" shall include all shares of Common Stock, $.01 par value, of the Company as well as the number of shares of Common Stock into which then outstanding shares of capital stock of the Company, of whatever class, are convertible as of the year-end immediately preceding the date of calculation thereof (as adjusted by the Board for certain events).

          l. "Plan" means this Buckhead America Corporation 1998 Employee Stock Option Plan, as hereinafter amended from time to time.

          m. "Retirement" means Normal or Early Retirement.

          n. "Stock" means the Common Stock, $.01 par value per share, of the Company.

          o. "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

          p. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 100% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     In addition, the term "Cause" shall have the meaning set forth in Section 5(i) below.


SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by the Board. The Board shall have full authority to grant Stock Options, pursuant to the terms of the Plan, to directors, officers and other employees and persons eligible under Section 4.

     In particular, the Board shall have the authority:

               (i) subject to Section 4 hereof, to select the directors, officers and other employees of the Company or its Subsidiaries and Affiliates, or other eligible persons, to whom Stock Options may from time to time be granted hereunder;

               (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more eligible employees;

               (iii) to determine the number of shares to be covered by each such award granted hereunder;

               (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option and/or the shares of Stock relating thereto, based in each case on such factors as the Board shall determine, in its sole discretion);

               (v) to determine whether and under what circumstances a Stock Option may be settled in cash;

               (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period).

     The Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Board pursuant to the provisions of the Plan shall be made in the Board's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.


SECTION 3.  STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 90,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     Subject to Section 6(b) below, if any shares of Stock that have been optioned hereunder cease to be subject to a Stock Option or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividends, stock split or other changes in corporate structure affecting the Stock, and subject to Sections 5(k) and 5(m), such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.


SECTION 4.  ELIGIBILITY.

     Directors, officers and other employees of the Company or its Subsidiaries and Affiliates (but as to incentive stock options, excluding any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. In addition, the Board may grant awards, other than Incentive Stock Options, to its consultants or advisors who are natural persons that have provided bona fide services to the Company in connection with matters other than the offer and sale of securities in a capital-raising transaction.


SECTION 5.  STOCK OPTIONS.

     Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options, and (ii) Non-Qualified Stock Options.

     Subject to the restrictions contained in Section 4 hereof concerning the grant of Incentive Stock Options, the Board shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.

     Options  granted under the Plan shall be subject to the following terms and
conditions  and  shall  contain  such  additional  terms  and  conditions,   not
inconsistent with the terms of the Plan, as the Board shall deem desirable:

          (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board at the time of grant but shall be (i) not less than 100% (or, in the case of an employee who owns stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company or of any of its subsidiary or parent corporations, not less than 110%) of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and
     (ii) not less than 90% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.

          (b) Option Term. The term of each Stock Option shall be fixed by the Board, but no Stock Option shall be exercised more than ten years (or, in the case of an Incentive Stock Option held by an employee who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted.

          (c) Exercisability. Stock Options shall be exercised at such time or times and subject to such terms and conditions as shall be determined by the Board at or after grant. If the Board provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Board shall determine, in its sole discretion.

          (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

          Such notice shall be accompanied by payment in full of the purchase price either by cash, check or such other instrument as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee based, in each case, on the Fair Market Value of the Stock on the date the option is exercised.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 9(a).

          (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (f) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death any Stock Option held by such optionee may thereafter be exercised to the extent such option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant (or as may be determined in accordance with procedures established by the Board), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Board may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (g) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board may determine at or after grant (or as may be determined in accordance with procedures established by the Board), for a period of three years (or such other period as the Board may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Board shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable pursuant to Section 5(f). In the event of termination of employment by Disability, if a Stock Option heretofore designated as an Incentive Stock Option is exercised more than one (1) year after such termination of employment, such Stock Option shall be treated as a Non-Qualified Stock Option.

          (h) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Board may determine at or after grant (or as may be determined in accordance with procedures established by the Board), for a period of three years (or such other period as the Board may specify at grant) from the date of such termination or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such other period as the Board may specify at grant), any unexercised Option held by such optionee shall thereafter be exercisable pursuant to Section 5(f). In the event of termination of employment by Retirement, if a Stock Option theretofore designated as an Incentive Stock Option is exercised more than three (3) months after such termination of employment, such Stock Option shall be treated as a Non-Qualified Stock Option.

          (i) Other Termination. Unless otherwise determined by the Board (or pursuant to procedures established by the Board) at or after grant, if an Employee's employment by the Company and any Subsidiary or Affiliate terminates:

               (i) due to voluntary resignation of employment by the Optionee, the Stock Option shall thereupon terminate;

               (ii) due to death, Disability, Normal or Early Retirement, then the provisions of Sections 5(f), 5(g), 5( h), as appropriate, shall apply;

               (iii) due to involuntary termination of the Optionee's employment by the Company, any Subsidiary or Affiliate without "Cause", the Stock Option shall thereupon terminate, except that the Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term;

               (iv)  for  any  other  reason,   including   termination  of  the
          Optionee's employment for Cause, the Stock Option shall thereupon terminate.

     For purposes of this Plan, "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, or other unauthorized activity any of which, in the good faith opinion of the Board, is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

          (j) Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Stock an option previously granted, based on such terms and conditions as the Board shall establish and communicate to the optionee at the time that such offer is made.

          (k) Certain Recapitalizations. In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Non-Acquiring Transaction") while unexercised options are outstanding under the Plan, after the effective date of a Non-Acquiring Transaction each holder of an outstanding option shall be entitled, upon exercise of such option, to receive such stock or other securities as the holders of the same class of stock as those shares subject to the option shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution. However, in the discretion of the Board of Directors, any limitations on exercisability of options may be waived so that all options, from and after a date prior to the effective date of such Non-Acquiring Transaction shall be exercisable in full. Furthermore, in the discretion of the Board, the right to exercise may be given to each holder of an option during a 30-day period preceding the effective date of such Non-Acquiring Transaction. Any outstanding options not exercised within such 30-day period may be cancelled by the Board as of the effective date of any such Non-Acquiring Transaction. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

          (l) Subdivision or Consolidation. Except as set forth in this Plan, optionees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of stock of another corporation, and no issue by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option. The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or to transfer all or any part of its business or assets.

          (m) Fractional Shares. If any adjustment referred to herein shall result in a fractional share for any optionee under any option hereunder, such fraction shall be completely disregarded and the optionee shall only be entitled to the whole number of shares resulting from such adjustment.


SECTION 6. AMENDMENTS AND TERMINATION.

     The Board may amend, alter, or discontinue the Plan, but, except as otherwise provided herein, no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:

          (a) materially increase the benefits accruing to participants under the Plan;

          (b) materially increase the number of securities which may be issued under the Plan; or

          (c)  materially   modify  the   requirements  as  to  eligibility  for
     participation in the Plan.

     The Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Board may also substitute new Stock Options for previously granted Stock
Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.


SECTION 7.  UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Board otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 8.  WITHHOLDING.

     The Company's obligation to deliver shares upon the exercise of any Option granted under the Plan or to make any payments required by any option agreement shall be subject to the Optionee's satisfaction of any applicable federal, state, and local income and employment tax and withholding requirements in a manner and form satisfactory to the Company.


SECTION 9.  GENERAL PROVISIONS.

          (a) The Board may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such conditions, stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

          (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to the exercise of any Option, the participant shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

          (e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.


SECTION 10.  EFFECTIVE DATE OF PLAN.

     The Plan shall be effective as of May 27, 1999, upon the approval of the Plan by a majority of the votes cast by the holders of the Company's capital stock entitled to vote thereon at the Company's Annual Meeting of Stockholders to be held on such date.


SECTION 11.  TERM OF PLAN.

     No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such tenth anniversary may extend beyond that date.




                                    ANNEX 2

                            [COPY OF MAGAZINE COVER]

JUNE 1998                                     AMERICAN HOTEL & MOTEL ASSOCIATION

                                     LODGING



                                 KNOW THY GUEST



                         How Common Sense and Technology
                              Make for Happy Guests



Hotels and Gaming
The Nice Guy Finishes First
Marketing for Small Properties





                      Special Lodging Technology Supplement

                                    Profile


                                By Bill Gillette



                                   A WINNING
                                   PHILOSOPHY

          Doug Collins reaps the rewards of his humanitarian instincts



                         Reprinted with permission from
                               Lodging, June 1998

[PHOTOGRAPH OF DOUG COLLINS]

     Trivia question: Who coined the phrase, "Nice guys finish last?" Avid sports fan Doug Collins, the 45-year-old president/CEO of Atlanta-based Buckhead America Corp., knows the answer. It was Leo Durocher, the feisty, belligerent baseball player and manager who summed up his win-at-all-costs philosophy in those oft-quoted words. But just because Collins knows the quote doesn't mean he ascribes to it. In fact, the opposite is true: Here's a nice guy who is getting overdue recognition as a winner in the hotel industry.

     "He has qualities that are typical of a person in his position - he's very enthusiastic, very gung-ho," says Bob Lee, Buckhead's senior vice president/CEO. "But on the other hand, he doesn't hide behind an image. Whether he's hanging around with CEOs or people on the property level, Doug is the same.""

     "He truly is a nice guy," says Greg Plank, president/CEO of County Hearth Inns, Buckhead's signature franchise chain. "He can make the tough business decisions and he enjoys doing deals, but at the same time, he's very people-oriented. He never fails to take the time to consider the human implications of the deals he makes."

     In the early `90s, Collins saw, up close and personal, how big-money deals can have human implications. After a 10-year stint with Imperial Hotels, Collins was hired by Tollman-Hundley, then owner of Days Inns of America, to be Days' chief financial officer. Given what was to occur at Days over the next couple of years, this was roughly akin to being named first mate on the Titantic. Overloaded with junk debt and sailing directly into a nationwide recession, Days was foundering.

     "We faced a huge financial challenge," Collins says. "It was an interesting time, to say the least."

     By late 1991, Days had filed for bankruptcy. In 1992, Henry Silverman's Hospitality Franchise Systems (now Cendant Corporation) purchased the Days Inn franchise rights and moved operations from Atlanta to New Jersey, naming Collins president. Left behind in Atlanta in the wake of the sale was $500 million in bankruptcy claims along with assorted real estate, mortgages, nonperforming loans, underperforming hotels and other fiscal flotsam and jetsam.

     "That half-billion in bankruptcy claims had to be settled, and the other assets that neither HFS nor Tollman-Hundley wanted had to be administered," says Lee. "That's when the new Buckhead was created. Those various nonliquid assets became the holdings of Buckhead America, and it was the company's charge to manage them and resolve the claims."

     Meanwhile, Collins was commuting between Atlanta and New Jersey as Days' president. He didn't relocate, he says, because he saw a chance to make something of the mess Buckhead was charged with sorting out.

     "An opportunity arose at Buckhead to manage the real estate and other assets that had been owned by Days," Collins says. "It was obvious Buckhead had great potential."

     So did the Titantic. What Collins won't tell you about his choice to leave Days and take the helm at Buckhead is that it meant not having to be away from his wife and four children or uprooting them and moving to New Jersey. Thus, in late 1992, Collins relinquished command of one of the world's largest franchised economy chains to stay home and keep beleaguered Buckhead afloat.

     So far, Collins and his crew have managed to keep Buckhead not only floating, but steaming full speed ahead. Last year, the old debts and bankruptcy claims were paid off or settled, and the motley assortment of hotels left over from the sale have either been sold or turned around into well-performing properties. Canny acquisitions have increased the Buckhead roster to a total of 30 franchised Country Hearth Inns (with another 25 under development), plus 28 more owned, leased, or managed properties. What started as a company with a payroll of two- Collins and Lee - now employs 1,000.

     With characteristic modesty, Collins is reluctant to take credit for Buckhead's success; rather, he attributes it to his associates both on the corporate and property level.

     "I'm most proud of the team we've put together," he says. "We hire good people, pay them well, treat them with respect, and let them do their job."

     In an industry that is often accused of not practicing what it preaches when it comes to dealing with people, Collins does both.

     "One of the mistakes we make in our industry is underestimating the people who work for us," Collins says. "If you give them a sense of ownership, they will work hard to make their hotel do well. They won't feel like they're just punching in and punching out."

     This isn't just lip service. Collins makes sure everyone in the company benefits from its success. Corporate executives and hotel managers participate in a stock-option plan, while desk clerks, housekeepers, and maintenance people are all on bonus programs. In addition, Collins and company have managed to create a corporate culture in which employees are encouraged to focus on pursuing long-term careers with Buckhead. "We always try to promote from within," he says.

     "We have people in this company who started out as part-time desk clerks and are now running million-dollar businesses."

     Collins'  people-oriented   operational  philosophy  carries  over  in  his
approach to doing deals - an aspect of the business, Lee notes admiringly, at which Collins excels.

     "Doug's a great closer; he really knows how to get things finished," Lee says. "He has an ability to not let insignificant things get in the way of what you're trying to do. But at the same time, his focus on people really comes through on the acquisition side. He saw firsthand what happened when HFS bought Days - about 500 people lost their jobs - and he's very aware of that when we do deals. In all the acquisitions we've made, everyone who wanted to stay with us has stayed. We've never let one person go - not one."

     Buckhead's most recent acquisition occurred in September, when Collins negotiated the purchase of Hatfield Inns' eight properties in Kentucky and southern Missouri. "Doug called all the general managers and wrote them personal letters," Plank says. "He wanted to make sure they felt comfortable."

     Ron Devine, president of the Prospect, Ohio-based Lodge Keeper Group, has done two major deals with Collins and Buckhead. It was Lodge Keeper that developed the Country Hearth chain, which Buckhead purchased four years ago. Last year, Lodge Keeper itself was purchased by Buckhead to serve as its management arm.

     "Not only does Doug care about the people who work for him, he cares about the other side in a deal," Devine says. "That came through when Buckhead acquired us. It wasn't one of those scenarios where a company says, `OK, we bought your company and here's the changes we're going to make.' We took care of all the people things beforehand."

     Typical of Collins' approach is the way he and Devine negotiated part of the Lodge Keeper transaction-not in a conference room, surrounded by lawyers and accountants, but at an Atlanta Braves baseball game, surrounded by Collins' family.

     "It was a wonderful way to do business," says Devine, a Cleveland Indians fan who, in addition to doing business with Collins between innings, managed to strike a separate transaction with one of the Collins kids. "We make a deal that she'd root for the Indians - unless they're playing the Braves."

     Something gained for both sides: a typical Collins transaction.

     "When you're doing any transaction, it's extremely important to be fair," Collins says. "If you try to squeeze every nickel out of a deal, someone will get upset and it'll come back to haunt you."

     Or, as Plank puts it, "In the final analysis, when it comes to dealing with people, Doug will always do the right thing."

     In February, the American Hotel & Motel Association's Economy Lodging Council recognized Collins' accomplishments by naming him Economy Lodging Person of the Year - proof, perhaps, that nice guys don't always finish last.

     Bill Gillette is a freelance travel and business writer based in Cleveland.





                                    ANNEX 3

                             [BUCKHEAD AMERICA LOGO]
                       4243 Dunwoody Club Drive, Suite 200
                           Atlanta, Georgia 30350-5206
                         770-393-2662 o  FAX 770-393-2480

Douglas Collins
President
Chief Executive Officer







Dear Shareholder:

This year at Buckhead America Corporation we are conserving company resources for the creation of shareholder value by producing an annual report that is as simple, straightforward and informative as possible. At the same time, we wanted to give you an idea of how your company presents itself to the world and how the world sees your company.

The result is this package of material.

Please find enclosed:

o    Your copy of the 1998 Buckhead America Corporation Annual Report.

o Notice of the 1999 Annual Meeting of Shareholders and related Proxy Statement and Proxy Card.

o    A marketing brochure for the Country Hearth Inn "Rural Gold" program.

o    A marketing flyer for The Lodge Keeper Group's hotel-management activities.

o A reprint of an article regarding Buckhead America from Lodging Magazine, one of the hospitality industry's most respected, independent publications.

These are very exciting times at your company. Thank you for your continued support, and we hope to report continuing positive developments to you in the future.


Very truly yours,

/s/ Douglas Collins





                            [COUNTRY HEARTH INN LOGO]

                                    ANNEX 4

                                      PROXY
                          BUCKHEAD AMERICA CORPORATION
                            4243 DUNWOODY CLUB DRIVE
                                    SUITE 200
                                ATLANTA, GA 30350

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Douglas C. Collins and Robert B. Lee, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Buckhead America Corporation (the "Company") held of record by the undersigned on April 19, 1999, at the Annual Meeting of Shareholders to be held on May 27, 1999 or any adjournment thereof (the "Meeting").

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Vote by Telephone                            Vote by Internet

It's fast, convenient, and immediate!        It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone         vote is immediately confirmed and
1-877-PRX-VOTE (1-877-779-8683).             posted.

Follow these four easy steps:                Follow these four easy steps:

1.  Read the accompanying Proxy Statement    1.  Read the accompanying Proxy
    and Proxy Card.                              Statement and Proxy Card.

2.  Call the toll-free number                2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683. For          http://www.eproxyvote.com/buck
    shareholders residing outside the
    United States call collect on a
    touch-tone phone 1-201-536-8073.         3.  Enter your 14-digit Voter
                                                 Control Number located on your
3.  Enter your 14-digit Voter Control            Proxy Card above your name.
    Number located on your Proxy Card
    above your name.                         4.  Follow the instructions provided.

4.  Follow the recorded instructions.

Your vote is important!                      Your vote is important!
Call 1-877-PRX-VOTE anytime!                 Go to http://www.eproxyvote.com/buck anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

Proxies voted by Telephone or Internet must be received by 3:00 P.M. EDT - May 26, 1999

[ X ] Please mark
      votes as in
      this example.

THE PROXIES SHALL VOTE AS SPECIFIED BY THE STOCKHOLDER, OR IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

1.   ELECTION OF DIRECTORS

Nominees: (01) Douglas C. Collins, (02) Ronald L. Devine, (03) David C. Glickman, (04) Robert B. Lee, (05) David B. Mumford, (06) William K. Stern, and
(07) Stephen A. Van Dyke

FOR ALL NOMINEES [  ]                [   ] WITHHELD FROM ALL NOMINEES

[    ]  ______________________________________
        For all nominees except as noted above

2. Proposal to approve the adoption of the Company's 1999 Employee Stock Option Plan.

      [  ] FOR                   [  ] AGAINST                     [  ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

      [  ] FOR                   [  ] AGAINST                     [  ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                     [  ]

     IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     (Stockholders should sign exactly as name appears on stock. Where there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.)


Signature:_______________ Date:________ Signature:_______________ Date:________